Exhibit 8.1

Naspers Limited’s Significant Subsidiaries

The following table presents each of Naspers Limited’s significant subsidiaries (including direct and indirect holdings), the area of business, the country of incorporation and percentage of shares of each subsidiary owned by Naspers Limited as of March 31, 2006.

Name of Subsidiary	Percentage Ownership(1)	Business	Country of Incorporation

Electronic Media
MIH Investments (Proprietary) Limited	100.0	Holding company	South Africa
MIH Holdings Limited	100.0	Holding company	South Africa
MIH (BVI) Limited	100.0	Holding company	British Virgin Islands
Myriad International Holdings BV	100.0	Holding company	The Netherlands
MultiChoice Africa (Proprietary) Limited	100.0	Pay-television operator in South Africa	South Africa
MultiChoice Africa Limited	100.0	Pay-television operator in Sub Saharan Africa	Mauritius
NetMed NV	74.9(2)	Holding company in the Mediterranean	The Netherlands
NetMed Hellas SA	74.9(2)	Content provider in Greece	Greece
MultiChoice Hellas SA	44.9	Pay-television operator in Greece	Greece
MultiChoice Cyprus Holdings Limited	51.7	Holding company in Cyprus	Cyprus
MultiChoice Cyprus Limited	26.4	Pay-television operator in Cyprus	Cyprus
M-Web Holdings (Proprietary) Limited	100.0	Internet content provider in Africa	South Africa
M-Web (Thailand) Limited	100.0	Internet service provider in Thailand	Thailand
Shanghai Sportscn.com Information Technology Company Limited	87.7	Online sport content provider in China	China
Irdeto Access BV	100.0	Pay-television content protection technology	The Netherlands
Entriq Inc.	100.0	Media management and protection technology	United States of America
Print Media
Media24 Limited	100.0	Print Media	South Africa
Paarl Media Holdings (Proprietary) Limited	92.1	Print Media	South Africa
Touchline Media (Proprietary) Limited	100.0	Magazine publishing	South Africa
Boland Newspapers (Proprietary) Limited	75.0	Newspaper publishing	South Africa
Via Afrika Limited	100.0	Book publishing	South Africa
Educor Holdings Limited	100.0	Adult training and higher education	South Africa
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(1)	The percentage ownership refers to the effective ownership percentage of the group, excluding any shares held by stock compensation plans in the group.

(2)	During July 2006, MIH acquired from Global and Antenna their shares in NetMed. MIH now owns 87.5% of NetMed NV and the remaining 12.5% is owned by Teletypos.

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